UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2007

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01. Other Events.

On March 27, 2007, SYNNEX Corporation, a Delaware corporation (“SYNNEX”), announced that its wholly-owned subsidiary, SYNNEX Canada Limited, had entered into a definitive agreement in which SYNNEX Canada will acquire substantially all of the assets of Redmond Group of Companies, including AVS Technologies, an independent distributor of consumer electronics. Total consideration for the purchased net assets is approximately CDN $45 million, including approximately CDN $10 million of debt assumption. Completion of the transaction is subject to regulatory and other approvals, and the satisfaction of other customary closing conditions. The full text of SYNNEX’s press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2007

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 27, 2007.